EXHIBIT 99.1



                                                           FOR IMMEDIATE RELEASE


          BERKSHIRE HILLS BANCORP, INC. ANNOUNCES RECORD SECOND QUARTER
                    EARNINGS AND DECLARES QUARTERLY DIVIDEND

       EPS INCREASES 24% OVER SECOND QUARTER 2003; YEAR TO DATE EPS UP 34%

PITTSFIELD, MA - July 22, 2004 - Berkshire Hills Bancorp, Inc. (the "Company"), (AMEX: BHL), the holding company for Berkshire Bank (the "Bank"), today reported net income of $2.7 million, or $0.47 diluted earnings per share, for the quarter ended June 30, 2004 as compared to $2.1 million, or $0.38 diluted earnings per share, for the quarter ended June 30, 2003. The diluted earnings per share for the three months ended June 30, 2004, represented an increase of 23.7% in diluted earnings per share compared to the same period in 2003. Net income for the first six months of 2004 was $5.3 million, or $0.93 diluted earnings per share, as compared to $4.0 million, or $0.69 diluted earnings per share, for the same period last year. The diluted earnings per share for the six months ended June 30, 2004 represented an increase of 34.8% in diluted earnings per share compared to the same period in 2003.

Commenting on the Company's performance, Michael P. Daly, President and Chief Executive Officer stated, "I am pleased to report another record quarter for the Company. We have experienced strong growth in loans, wealth management fees and deposits, and we continue our commitment to asset quality and expense control. We continue to work to be the financial institution of choice in Berkshire County, our primary market. Yesterday we announced that the Bank signed an agreement to purchase its first branch in New York. This acquisition will enable us to seek regulatory approval to open additional branches in the Albany area and other New York communities adjacent to Berkshire County. "

Strategic Actions

On June 18, 2004 the Company announced the sale of the business assets of EastPoint Technologies, LLC ("EastPoint"), a software and data processing provider for financial institutions, to a subsidiary of Open Solutions Inc. (NASDAQ: OPEN). The Company owned 60.3 percent of EastPoint, which was recorded on the Company's financial statements at approximately $2.8 million. The transaction resulted in a net loss on sale of $75,000 to the Company ($49,500 net of taxes). The Company has the potential to receive up to an additional $750,000 in two years, which represents the Company's 60.3 percent share of a combined $1.25 million of escrowed and conditional payments.

On July 12, 2004, the Bank opened a representative office in Albany, New York, initially for the purpose of offering commercial loans and related services.

On July 21, 2004, the Company announced in an SEC filing that the Bank had entered into an agreement to acquire a branch in New York. This will permit the Bank to seek regulatory approval to open other branches in New York. The Company expects the transaction to be completed during the third quarter this year.

Dividend Declared

The Board of Directors declared a quarterly cash dividend of $0.12 per share, payable on August 20, 2004 to stockholders of record at the close of business on August 5, 2004.

Second Quarter Highlights

o Commercial loans increased $22.7 million, or 5.9%, from March 31, 2004.

o Consumer loans increased $7.4 million, or 4.5%, from March 31, 2004, with automobile loans increasing $7.0 million, or 6.3%.

o    Core deposits increased $8.1 million, or 1.6%, from March 31, 2004.

o Trust assets under management increased $10.0 million, or 3.4%, from March 31, 2004.

o    Non-interest expense decreased $630,000, or 8.3%, from March 31, 2004.


The following table represents a reconciliation of GAAP net income to core net income and EPS. In determining its core net income and earnings per share, the Company excludes net security gains and losses and what it believes to be non-recurring items.

                                                                                   2Q 2004      1Q 2004     2Q 2003
                                                                                ------------- ----------- -----------
                                                                                (In thousands, except per share data)

Net income -GAAP                                                                    $2,702       $2,623      $2,138
Plus:
Non-recurring retirement benefit charge(1)                                            --           --           512
Non-recurring loss on the sale EastPoint (recorded in net loss from                     50         --           --
discontinued operations) (2)
Less:
Gain on sale of securities, net(1)                                                     256          221         203
REIT interest credit(1)                                                               --           --            10
Income tax credit resulting from disallowance of REIT                                 --           --           244
Tax adjustment to arrive at effective tax rate                                        --           --            35
NET INCOME-CORE                                                                     $2,496       $2,402      $2,158

Earnings per diluted share-core                                                     $ 0.44       $ 0.42      $ 0.38
Average diluted shares outstanding                                                   5,725        5,757       5,687

(1)      Tax effected using tax rates of 32.0% and 36.0% for 2004 and 2003, respectively.
(2)      Tax effected using a tax rate of 34.0%.



Financial Condition

Loans increased $33.8 million and $3.1 million from March 31, 2004 and December 31, 2003, respectively. The increase from March 31, 2004 was primarily due to increases of $22.7 million in commercial loans and $7.4 million in consumer loans. The increase in commercial loans was primarily in commercial real estate loans. The increase in consumer loans was primarily in indirect auto loans with average FICO scores over 700. The increase from December 31, 2003 was primarily due to increases of $33.0 million in commercial loans and $15.8 million in consumer loans, partially offset by the securitization of $38.7 million and the sale of $6.5 million of one-to four-family fixed rate mortgages during the first quarter of 2004.

Securities decreased a total of $7.3 million from March 31, 2004 and increased $77.6 million from December 31, 2003. The decrease from March 31, 2004 was largely due to a decline in purchase activity in the current quarter as compared to the previous quarter, as the Bank directed increases in borrowings and deposits to fund loan growth. The increase from December 31, 2003 included the securitization of $38.7 million of one-to four-family fixed rate mortgages. Security purchases in the first quarter of 2004 were made to take advantage of a steep yield curve and were primarily in mortgage-backed securities with durations averaging 3.5 years with limited risk of durations extending, particularly in a rising rate environment.

Borrowings from the Federal Home Loan Bank were $321.7 million at June 30, 2004, an increase of $22.6 million and $70.3 million from March 31, 2004 and December 31, 2003, respectively, as the Bank took advantage of the low cost of borrowings to fund loan growth. Deposits increased $17.6 million from March 31, 2004 and increased $17.2 million from December 31, 2003. Core deposits (represented by demand, NOW, savings and money market accounts) were $522.1 million at June 30, 2004, an increase of $8.1 million, or 1.6%, and $13.2 million, or 2.6%, from March 31, 2004 and December 31, 2003, respectively.

The Company's tangible book value per share at June 30, 2004, March 31, 2004 and December 31, 2003 was $19.81, $19.82 and $19.13, respectively. The slight decline from March 31, 2004 was primarily due to a decline of $6.3 million, net of taxes, in other comprehensive income, representing the decline in the market value of securities available for sale due to the effect of rising interest rates on the value of the Bank's bond portfolio. The decrease was also due to stock repurchases and dividends paid, partially offset by net income.

During the second quarter of 2004, the Company continued its 5% stock repurchase program, purchasing 64,900 shares at an average price per share of $33.24.

Asset Quality

Non-performing loans were $3.2 million, or 0.40%, of total loans at June 30, 2004, as compared to $3.0 million, or 0.39%, and $3.2 million, or 0.40%, of total loans at March 31, 2004 and December 31, 2003, respectively.

The ratio of loans delinquent and non-accrual to total loans measured 0.55% at June 30, 2004, as compared to 0.54% and 0.67% at March 31, 2004 and December 31, 2003, respectively, as the Bank continues to adhere to strict underwriting guidelines.

Net loan charge-offs totaled $129,000 for the quarter ended June 30, 2004, compared to $367,000 and $903,000 in the first quarter of 2004 and the fourth quarter of 2003, respectively. The declining trend in net charge-offs resulted primarily from a decline in net consumer charge-offs.

The allowance for loan losses totaled $9.2 million, representing 1.16% of total loans at June 30, 2004, compared to $9.0 million, or 1.18%, and $9.0 million, or 1.13%, of total loans at March 31, 2004 and December 31, 2003, respectively.

Results of Operations

Net interest income was $9.8 million for the second quarter of 2004, a decrease of $410,000 compared to the quarter ended March 31, 2004, and an increase of $319,000 compared to the quarter ended June 30, 2003. The Company's net interest margin was 3.19% for the second quarter of 2004 compared to 3.44% and 3.73% for the first quarter of 2004 and the second quarter of 2003, respectively. The decline in the margin compared to the first quarter 2004 was primarily attributed to heavy prepayment activity earlier in the second quarter on loans and securities and the continued repricing and origination of loans at lower yields. The lower margin for the second quarter of 2004 as compared to a year ago, resulted from the impact of a lower interest rate environment during 2003 and the execution of strategies in 2003, such as the sale and securitization of longer duration fixed-rate residential mortgages to better position the Bank for a potential rise in interest rates.

The provision for loan losses was $425,000 for the quarter ended June 30, 2004, an increase of $75,000, or 21.4%, as compared to the quarter ended March 31, 2004, and a decrease of $360,000, or 45.9%, as compared to the same quarter last year. The increase in the second quarter compared to the previous quarter was consistent with growth in the loan portfolio, especially in higher risk commercial and consumer loans, while the decrease compared to the same period last year was attributed to improvement in credit quality.

Non-interest income was $2.0 million for the quarter ended June 30, 2004, an increase of $90,000, or 4.8%, compared to the quarter ended March 31, 2004, and an increase of $69,000, or 3.6%, compared to the quarter ended June 30, 2003. The increase as compared to the first quarter of 2004 was due to an increase in customer service fees and trust department fees and, to a lesser extent, loan fees and net gain on the sale of securities, partially offset by a decline in net loan sales gains and lower other income. Customer service fees increased due to an increase in activity in transaction deposit accounts and safe deposit box fees, while trust department fees rose due to an increase of $18.0 million and $42.0 million in assets under management from December 31, 2003 and June 30, 2003, respectively. The decrease in net loan sales gains resulted from no sales of one- to four- family fixed rate residential mortgage loans in the current quarter compared to $6.5 million in the previous quarter, while other income declined due to a higher level of cash surrender value earned on certain life insurance policies in the previous quarter than in the second quarter. The increase as compared to the same quarter last year was primarily due to an increase in trust department fees, gains on sale of securities and higher other income, partially offset by decreases in loan fees and net loan sales gains. This decrease in loan fees and net loan sales gains was due to lower residential loan originations and no loan sales in the second quarter compared to $8.3 million in the same quarter last year. The increase in other income was largely attributed to an increase in the income earned on bank-owned life insurance.

Non-interest expense was $6.9 million for the quarter ended June 30, 2004, a $630,000, or 8.3%, decrease compared to non-interest expense of $7.6 million for the quarter ended March 31, 2004, and a $649,000, or 8.6%, decrease compared to non-interest expense of $7.6 million for the quarter ended June 30, 2003. The decline as compared to the first quarter of 2004 was primarily attributed to lower salary and benefit expense and lower occupancy and equipment expense. The lower occupancy and equipment expense was due to seasonally higher expenses in the previous quarter. The decrease in salary and benefits was largely associated with expenses that expectedly did not recur in the second quarter, such as employment taxes, certain retirement benefit charges and semi-annual director fees. Also, an increase in commercial loan originations contributed to a higher level of deferred salary expense, recorded in accordance with FASB 91. The decline compared to the same quarter last year was primarily due to a non-recurring interest charge of $15,000 ($10,000, net of taxes) on the dissolution of the Bank's REIT and non-recurring retirement benefit charges of $800,000 ($512,000, net of taxes) occurring in the quarter ended June 30, 2003.

The Company's effective tax rate was 32.0% for the quarters ended June 30, 2004 and March 31, 2004. The Company expects its effective tax rate will be approximately 32.0% for the remainder of 2004.

Michael P. Daly, President and Chief Executive Officer and Wayne F. Patenaude, Senior Vice President, Treasurer and Chief Financial Officer, will host a conference call at 10:00 A.M. (ET) on Friday, July 23, 2004. This conference call will include forward-looking information and may include other material information. Persons wishing to access the conference call may dial 1-800-289-0528 and use access code 178050. Materials related to the topics to be discussed in the conference call will be available on the Bank's Web site, www.berkshirebank.com, beginning at approximately 8:30 A.M. (ET) on July 23,
---------------------
2004. Replays of the conference call will be available beginning July 23, 2004 at 1:00 P.M. (ET) through July 30, 2004 at 4:00 P.M. (ET) by dialing 1-888-203-1112 and using access code 178050. If you have difficulty accessing the material, please contact Rose Borotto at 413-236-3144.

Berkshire Hills Bancorp, Inc. is the holding company for Berkshire Bank. Established in 1846, Berkshire Bank is one of Massachusetts' oldest and largest independent banks and is the largest banking institution based in western Massachusetts. The Bank is headquartered in Pittsfield, Massachusetts with 11 branch offices serving communities throughout Berkshire County and a representative office in Albany, New York. The Bank is committed to continuing operation as an independent bank, delivering exceptional customer service and a broad array of competitively priced retail and commercial products to its customers.

Statements contained in this news release contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on the beliefs and expectations of management, as well as the assumptions made using information currently available to management. Since these statements reflect the views of management concerning future events, these statements involve risks, uncertainties and assumptions. These risks and uncertainties include among others: changes in market interest rates and general and regional economic conditions; changes in government regulations; changes in accounting principles; and the quality or composition of the loan and investment portfolios and other factors that may be described in the Company's quarterly reports on Form 10-Q for the quarters ended March 31, June 30 and September 30 and in its annual report on Form 10-K, each filed with the Securities and Exchange Commission, which are available at the Securities and Exchange Commission's internet Web site (www.sec.gov) and to which reference
                                             -----------
is hereby made. Therefore, actual future results may differ significantly from results discussed in these forward-looking statements.

News Contact:              Wayne F. Patenaude
                           Senior Vice President, Treasurer
                           and Chief Financial Officer
                           413-236-3195


                              BERKSHIRE HILLS BANCORP, INC. AND SUBSIDIARIES
                                           CONSOLIDATED BALANCE SHEETS
--------------------------------------------------------------------------------------------------------------------
                                                                                           Unaudited
                                                                                              At
                                                                            -----------------------------------------
                                                                             June 30,       March 31,   December 31,
                                                                               2004           2004          2003
---------------------------------------------------------------------------------------------------------------------
                                                                                                 (In thousands)
ASSETS:
   Cash and due from banks                                                 $    15,981    $    14,273    $    15,583
   Short term investments                                                        5,167            194          1,859
                                                                           -----------    -----------    -----------
        Total cash and cash equivalents                                         21,148         14,467         17,442
    Securities available for sale, at fair value                               394,469        395,443        307,425
    Securities held to maturity, at amortized cost                              27,435         33,790         36,903
    Federal Home Loan Bank stock, at cost                                       16,898         15,055         12,923
    Savings Bank Life Insurance stock, at cost                                   2,043          2,043          2,043
    Loans held for sale                                                           --              356           --
    Loans                                                                      795,365        761,546        792,227
    Allowance for loan losses                                                   (9,248)        (8,952)        (8,969)
                                                                           -----------    -----------    -----------
             Net loans                                                         786,117        752,594        783,258
    Premises and equipment, net                                                 13,137         12,967         12,626
    Foreclosed real estate, net                                                     25             25           --
    Accrued interest receivable                                                  5,292          5,437          5,080
    Goodwill and other intangibles                                               5,763         10,182         10,233
    Net deferred tax assets                                                      3,999            546          1,725
    Bank owned life insurance                                                    7,912          7,817          7,721
    Due from broker                                                                458           --            7,089
    Other assets                                                                11,391         12,775         14,080
                                                                           -----------    -----------    -----------
             TOTAL ASSETS                                                  $ 1,296,087    $ 1,263,497    $ 1,218,548
                                                                           ===========    ===========    ===========

LIABILITIES AND STOCKHOLDERS' EQUITY:
    Deposits                                                               $   847,403    $   829,828    $   830,244
    Federal Home Loan Bank advances                                            321,722        299,100        251,465
    Loans sold with recourse                                                       191            382            473
    Due to broker                                                                 --             --            5,646
    Accrued expenses and other liabilities                                       4,716          4,275          5,293
                                                                           -----------    -----------    -----------
             Total liabilities                                               1,174,032      1,133,585      1,093,121
                                                                           -----------    -----------    -----------
    Minority interests                                                            --            2,076          2,252
                                                                           -----------    -----------    -----------
    Stockholders' Equity:
         Preferred stock ($.01 par value; 1,000,000 shares                        --             --             --
          authorized; none issued or outstanding)
         Common stock ($.01 par value; 26,000,000 shares
          authorized; shares issued: 7,673,761 at June 30, 2004,
          March 31, 2004 and December 31, 2003;
          shares outstanding: 5,871,261 at June 30, 2004, 5,935,061
          at March 31, 2004 and 5,903,082 at December 31, 2003)                     77             77             77
    Additional paid-in capital                                                  76,921         76,571         75,764
    Unearned compensation                                                       (8,251)        (8,669)        (8,507)
    Retained earnings                                                           90,114         88,212         86,276
    Accumulated other comprehensive income                                       1,080          7,393          5,559
    Treasury stock at cost (1,802,500 shares at June 30, 2004,
         1,738,700 at March 31, 2004 and 1,770,679 at December 31, 2003)       (37,886)       (35,748)       (35,994)
                                                                           -----------    -----------    -----------
        Total stockholders' equity                                             122,055        127,836        123,175
                                                                           -----------    -----------    -----------
TOTAL LIABILITIES & STOCKHOLDERS' EQUITY                                   $ 1,296,087    $ 1,263,497    $ 1,218,548
                                                                           ===========    ===========    ===========



                        BERKSHIRE HILLS BANCORP, INC. AND SUBSIDIARIES
                            CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                  Unaudited
                                                              Three Months Ended       Six Months Ended
                                                          -------------------------- ---------------------
                                                             June 30,     June 30,     June 30,   June 30,
                                                               2004         2003         2004       2003
----------------------------------------------------------------------------------------------------------
                                                                  (In thousands, except per share data)
INTEREST AND DIVIDEND INCOME:
    Bond interest                                             $  4,148    $  1,551    $  7,986    $  3,123
    Stock dividends                                                211         214         608         478
    Short-term investment interest                                   1          14          17          98
    Loan interest                                               10,377      12,360      21,116      24,341
                                                              --------    --------    --------    --------
        TOTAL INTEREST AND DIVIDEND INCOME                      14,737      14,139      29,727      28,040
                                                              --------    --------    --------    --------

INTEREST EXPENSE:
    Interest on deposits                                         3,026       3,613       6,112       7,371
    Interest on FHLB advances and other borrowings               1,959       1,093       3,699       2,156
                                                              --------    --------    --------    --------
         TOTAL INTEREST EXPENSE                                  4,985       4,706       9,811       9,527
                                                              --------    --------    --------    --------
         NET INTEREST INCOME                                     9,752       9,433      19,916      18,513
PROVISION FOR LOAN LOSSES                                          425         785         775       1,110
                                                              --------    --------    --------    --------
   NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES           9,327       8,648      19,141      17,403
                                                              --------    --------    --------    --------
NON-INTEREST INCOME:
    Customer service fees                                          634         619       1,158       1,175
    Trust Department fees                                          648         554       1,225         990
    Loan fees                                                      103         147         182         195
    Gain on sale of securities, net                                377         317         702       1,157
    Gain(loss) on sales of loans, net                               (6)        138          84         138
    Other  income                                                  209         121         489         181
                                                              --------    --------    --------    --------
      TOTAL NON-INTEREST INCOME                                  1,965       1,896       3,840       3,836
                                                              --------    --------    --------    --------
NON-INTEREST EXPENSE:
    Salaries and benefits                                        3,890       4,712       8,493       8,700
    Occupancy and equipment                                        975         913       2,034       1,962
    Marketing and advertising                                      270         139         427         242
    Data processing                                                331         281         725         546
    Professional services                                          357         261         785         482
    Office supplies                                                124         140         262         327
    Foreclosed real estate and other loans, net                    171         286         254         407
    Other expenses                                                 815         850       1,517       1,797
                                                              --------    --------    --------    --------
      TOTAL NON-INTEREST EXPENSE                                 6,933       7,582      14,497      14,463
                                                              --------    --------    --------    --------
      INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES      4,359       2,962       8,484       6,776
    Provision for income taxes                                   1,402         786       2,728       2,678
                                                              --------    --------    --------    --------
      INCOME FROM CONTINUING OPERATIONS                          2,957       2,176       5,756       4,098
                                                              --------    --------    --------    --------
    Loss from discontinued operations                             (386)        (57)       (653)       (208)
           (including loss on sale of $75)
    Income tax benefit                                            (131)        (19)       (222)        (70)
                                                              --------    --------    --------    --------
       NET LOSS FROM DISCONTINUED OPERATIONS                      (255)        (38)       (431)       (138)
                                                              --------    --------    --------    --------
       NET INCOME                                             $  2,702    $  2,138    $  5,325    $  3,960
                                                              ========    ========    ========    ========

Earnings per share:
    Basic                                                         0.51        0.40        1.01        0.74
    Diluted                                                       0.47        0.38        0.93        0.69
Weighted average shares outstanding:
    Basic                                                        5,292       5,291       5,291       5,355
    Diluted                                                      5,725       5,687       5,742       5,733





                                BERKSHIRE HILLS BANCORP, INC. AND SUBSIDIARIES
                                   CONSOLIDATED STATEMENTS OF OPERATIONS
---------------------------------------------------------------------------------------------------------------------------
                                                                                         Unaudited
                                                                                      Quarters Ended
                                                                -----------------------------------------------------------
                                                                  June 30,    Mar. 31,     Dec. 31,   Sept. 30,   June 30,
                                                                    2004        2004        2003        2003        2003
---------------------------------------------------------------------------------------------------------------------------
                                                                   (In thousands, except per share data)
INTEREST AND DIVIDEND INCOME:
    Residential mortgage                                          $  2,567    $  2,986    $  3,793    $  4,099    $  4,564
    Commercial real estate                                           3,389       3,225       2,969       2,760       2,627
    Commercial                                                       2,135       2,226       2,312       2,401       2,474
    Indirect auto loans                                              1,589       1,610       1,665       1,945       1,836
    Other consumer                                                     697         692         695         703         859
                                                                  --------    --------    --------    --------    --------
        Total interest on loans                                     10,377      10,739      11,434      11,908      12,360
    Securities                                                       4,296       4,060       2,905       1,886       1,706
    Federal Home Loan Bank                                              63         175          65          59          59
    Short-term investments                                               1          16           6           5          14
                                                                  --------    --------    --------    --------    --------
     TOTAL INTEREST AND DIVIDEND INCOME                             14,737      14,990      14,410      13,858      14,139
                                                                  --------    --------    --------    --------    --------
INTEREST EXPENSE:
    Interest on deposits                                             3,026       3,088       3,148       3,343       3,613
    Interest on FHLB advances and other borrowings                   1,959       1,740       1,518       1,206       1,093
                                                                  --------    --------    --------    --------    --------
      TOTAL INTEREST EXPENSE                                         4,985       4,828       4,666       4,549       4,706
                                                                  --------    --------    --------    --------    --------
      NET INTEREST INCOME                                            9,752      10,162       9,744       9,309       9,433
PROVISION (CREDIT) FOR LOAN LOSSES                                     425         350        (225)        575         785
                                                                  --------    --------    --------    --------    --------
   NET INTEREST INCOME AFTER PROVISION (CREDIT) FOR LOAN LOSSES      9,327       9,812       9,969       8,734       8,648
                                                                  --------    --------    --------    --------    --------
NON-INTEREST INCOME:
    Customer service fees                                              634         524         557         568         619
    Trust Department fees                                              648         577         527         573         554
    Loan fees                                                          103          79          49         142         147
    Gain on sale of securities, net                                    377         325       1,564         356         317
    Net loan sales gains (losses), net                                  (6)         90      (2,094)        102         138
    Loss on impairment of other assets                                --          --          (206)       --          --
    Other non-interest income                                          209         280         303         171         121
                                                                  --------    --------    --------    --------    --------
      TOTAL NON-INTEREST INCOME                                      1,965       1,875         700       1,912       1,896
                                                                  --------    --------    --------    --------    --------
NON-INTEREST EXPENSE:
    Salaries and benefits                                            3,890       4,603       3,589       3,876       4,712
    Occupancy and equipment                                            975       1,059         942         896         913
    Professional and outside service fees                              357         428         485         260         261
    Marketing and advertising                                          270         157         299         137         139
    Data processing                                                    331         394         284         374         281
    Foreclosed real estate and other loans, net                        171          83         307         333         286
    Other non-interest expense                                         939         839       1,000         995         990
                                                                  --------    --------    --------    --------    --------
      TOTAL NON-INTEREST EXPENSE                                     6,933       7,563       6,906       6,871       7,582
                                                                  --------    --------    --------    --------    --------
      INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES          4,359       4,124       3,763       3,775       2,962
Income tax credit resulting from REIT disallowance                    --          --          --          --          (244)
Provision for income taxes                                           1,402       1,325       1,124       1,360       1,030
                                                                  --------    --------    --------    --------    --------
      INCOME FROM CONTINUING OPERATIONS                              2,957       2,799       2,639       2,415       2,176
                                                                  --------    --------    --------    --------    --------
Loss from discontinued operations                                     (386)       (267)        (73)         (1)        (57)
Income tax benefit                                                    (131)        (91)        (25)       --           (19)
                                                                  --------    --------    --------    --------    --------
NET LOSS FROM DISCONTINUED OPERATIONS                                 (255)       (176)        (48)         (1)        (38)
                                                                  --------    --------    --------    --------    --------
      NET INCOME                                                  $  2,702    $  2,623    $  2,591    $  2,414    $  2,138
                                                                  ========    ========    ========    ========    ========

Basic earnings per share                                          $   0.51    $   0.50    $   0.50    $   0.46    $   0.40
Diluted earnings per share                                        $   0.47    $   0.46    $   0.45    $   0.43    $   0.38
Average shares:
Basic                                                                5,292       5,285       5,222       5,196       5,291
Diluted                                                              5,725       5,757       5,717       5,655       5,687





                                  BERKSHIRE HILLS BANCORP, INC. AND SUBSIDIARIES
========================================================================================================================
                                                                             Unaudited
                                                                     At or For the Period Ended
------------------------------------------------------------------------------------------------------------------------
                                                            June 30,    Mar. 31,      Dec. 31,     Sept. 30,    June 30,
NON-PERFORMING ASSETS                                         2004        2004         2003          2003         2003
------------------------------------------------------------------------------------------------------------------------
                                                                            (In thousands)
Non-accrual loans:
    Residential mortgage                                   $    266     $    341     $    348     $    221     $    213
    Commercial real estate                                      934          484          496          154          165
    Commercial                                                1,609        1,738        1,887        2,578        2,490
    Indirect automobile loans                                   350          395          451          696          710
    Other consumer                                               11           14           17            2           10
                                                           --------     --------     --------     --------     --------
        Total non-accrual loans                            $  3,170     $  2,972     $  3,199     $  3,651     $  3,588
Real estate owned ("REO"), net of allowance for losses           25           25         --           --           --
        Total non-performing assets                        $  3,195     $  2,997     $  3,199     $  3,651     $  3,588
Non-performing loans as a percentage of total loans            0.40%        0.39%        0.40%        0.46%        0.44%
Non-performing assets as a percentage of total loans
   and REO                                                     0.40%        0.39%        0.40%        0.46%        0.44%
Non-performing assets to total assets                          0.25%        0.24%        0.26%        0.31%        0.32%

========================================================================================================================
PROVISION (CREDIT) AND ALLOWANCE FOR LOAN LOSSES
========================================================================================================================
Balance at beginning of period                             $  8,952     $  8,969     $ 10,097     $ 10,282     $ 10,349
Charge-offs                                                    (390)        (628)      (1,074)      (1,015)      (1,164)
Recoveries                                                      261          261          171          255          312
                                                           --------     --------     --------     --------     --------
    Net loan charge-offs                                       (129)        (367)        (903)        (760)        (852)
Provision (credit) for loan losses                              425          350         (225)         575          785
                                                           --------     --------     --------     --------     --------
Balance at end of period                                   $  9,248     $  8,952     $  8,969     $ 10,097     $ 10,282
                                                           ========     ========     ========     ========     ========

Allowance for loan losses as a percentage of
   non-performing loans                                      311.17%      301.21%      280.37%      276.55%      286.57%
Allowance for loan losses as a percentage of total loans       1.16%        1.18%        1.13%        1.26%        1.25%
========================================================================================================================
NET LOAN (CHARGE-OFFS) RECOVERIES
========================================================================================================================
Residential mortgage                                       $     --     $     --     $     --     $     --       $   --
Commercial real estate                                           --           --           --           --           --
Commercial loans                                                 23           96         (110)          21          (26)
Consumer loans (1)                                             (152)        (463)        (793)        (781)        (826)
                                                           --------     --------     --------     --------     --------
         Total                                             $   (129)    $   (367)    $   (903)    $   (760)    $   (852)
                                                           ========     ========     ========     ========     ========

Net charge-offs as a percentage of total loans                 0.02%        0.05%        0.11%        0.09%        0.10%

========================================================================================================================
AVERAGE FICO SCORES OF CONSUMER LOANS (1)                       699          695          691          674          670
========================================================================================================================

(1) Consists primarily of automobile loans




                                   BERKSHIRE HILLS BANCORP, INC. AND SUBSIDIARIES
                                              SELECTED FINANCIAL RATIOS
------------------------------------------------------------------------------------------------------------------------------------
                                                                                        Unaudited
                                                                             At or for the three months ended
                                                          --------------------------------------------------------------------------
                                                           June 30,        Mar. 31,       Dec. 31,        Sept. 30,     June 30,
                                                             2004            2004           2003             2003         2003
                                                             ----            ----           ----             ----         ----

Performance Ratios (1):
    Return on average assets                                 0.84%          0.84%           0.86%           0.86%         0.80%
    Return on average stockholders' equity                   8.40%          8.39%           8.49%           8.10%         7.16%
    Return on average tangible stockholders' equity          8.69%          9.14%           9.27%           8.87%         7.85%
    Net interest margin                                      3.19%          3.44%           3.42% (2)       3.51%         3.73%
    Non-interest income to average assets (3)                0.61% (4)      0.60% (4)       0.23% (5)       0.68% (4)     0.71% (4)
    Non-interest expense to average assets (6)               2.15%          2.42%           2.29% (7)       2.44%         2.83% (8)
    Average earning assets to average assets                94.64%         94.46%          94.28%          94.14%        95.09%
    Efficiency ratio (9)                                    61.14%         64.58%          62.86% (10)     63.25%        61.72% (11)
Capital ratios
    Stockholders' equity to total assets                     9.42%         10.12%          10.11%          10.30%        10.57%
    Tier I capital to average adjusted assets                8.98%          8.89%           8.97%           9.36%         9.66%
    Tier I capital to risk weighted assets                  12.77%         12.71%          12.59%          12.51%        12.06%
    Total capital to risk weighted assets                   14.15%         14.15%          14.08%          14.16%        13.75%
Other data
    Book value per share                                  $ 20.79        $ 21.54         $ 20.86         $ 20.46       $ 20.14
    Tangible book value per share                         $ 19.81        $ 19.82         $ 19.13         $ 18.71       $ 18.38
    Stock price:
        High                                              $ 37.10        $ 38.61         $ 37.40         $ 33.90       $ 28.40
        Low                                               $ 32.69        $ 34.46         $ 33.55         $ 28.10       $ 23.10
        Close                                             $ 37.10        $ 34.90         $ 36.20         $ 33.69       $ 28.40

------------------------------------------------------
(1)  Ratios are annualized.
(2) Excluding the forfeiture of $245,000 in interest income upon the sale of sub-prime automobile loans in December 2003, the net interest margin would have been 3.50%.
(3)  Excludes non-interest income from discontinued operations.
(4) Excluding the gain on the sale of securities of $377,000, $325,000, $356,000 and $317,000 in the quarters ended June 2004, March 2004, September 2003 and June 2003, respectively, the ratios would have been 0.49%, 0.50%, 0.55%, and 0.59%, respectively.
(5) Excluding the gain on sale of securities of $1.6 million, the $2.2 million loss on the sale of sub-prime automobile loans, and the loss of $206,000 on the impairment of other assets - repossessed vehicle inventory, the ratio would have been 0.51%.
(6)  Excludes non-interest expense from discontinued operations.
(7) Excluding $363,000 representing the partial reversal of an $800,000 retirement benefit charge that was recorded in the second quarter of 2003, the ratio would have been 2.41%.
(8) Excluding the retirement benefit charges of $800,000 and $15,000 representing the partial reversal of a $44,000 interest charge associated with the disallowance of the dividend received deduction from the Bank's REIT that was recorded in the first quarter of 2003, the ratio would have been 2.53%.
(9) Efficiency ratio is non-interest expenses, less non-recurring items, divided by the total of net interest income, plus non-interest income, less securities gains, less non-recurring items. The ratio excludes discontinued operations.
(10) Excludes the partial reversal of retirement benefit charges of $363,000 from non-interest expenses, $2.2 million of loss on the sale of sub-prime automobile loans, $245,000 in forfeiture of interest income associated with the sale of sub-prime automobile loans and the loss on the impairment of other assets - repossessed vehicle inventory of $206,000.
(11) Excludes the retirement benefit charges of $800,000 and the $15,000 representing the partial reversal of a $44,000 interest charge associated with the Bank's REIT that was recorded in the first quarter of 2003 from non-interest expenses.


                         BERKSHIRE HILLS BANCORP, INC. AND SUBSIDIARIES
                        AVERAGE BALANCE, INTEREST AND YIELD/RATE ANALYSIS
                                            Unaudited
                                         Quarters Ended

                                                  June 30, 2004
                                    ----------------------------------------
                                      Average                    Yield/
                                      Balance       Interest     Rate (1)
----------------------------------------------------------------------------
                                                (In thousands)
Earning assets:
Short-term investments              $    1,031    $        1       0.39%
Securities (2)                         425,658         4,296       4.04%
Federal Home Loan Bank                  14,925            63       1.69%
Loans:
  Residential mortgage                 216,164         2,567       4.75%
  Commercial real estate               237,727         3,389       5.70%
  Commercial                           159,241         2,135       5.36%
  Indirect auto loans                  106,883         1,589       5.95%
  Other consumer                        59,556           695       4.67%
                                    ----------    ----------
    Total loans                        779,571        10,375       5.32%
                                    ----------    ----------
    Total earning assets             1,221,185    $   14,735       4.83%
                                                  ==========
Other assets                            69,166
                                    ----------
    Total assets                    $1,290,351
                                    ----------
Funding liabilities:
Deposits:
  Non-interest-bearing deposits     $  102,881
  Savings, NOW and money market        419,222           825       0.79%
                                    ----------    ----------
    Total core deposits                522,103           825       0.63%
    Certificates of deposits           322,048         2,200       2.73%
                                    ----------    ----------
    Total deposits                     844,151         3,025       1.43%
                                    ----------    ----------
Borrowings:
  Federal Home Loan Bank advances      310,935         1,959       2.52%
                                    ----------    ----------
    Total funding liabilities        1,155,086    $    4,984       1.73%
                                                  ==========
Other liabilities                        4,619
                                    ----------
    Total liabilities                1,159,705
Minority Interest                        1,977
Stockholders' Equity                   128,669
                                    ----------
    Total liabilities and  equity   $1,290,351
                                    ----------
Net interest income/spread                        $    9,751       3.10%
                                                  ----------
Net interest margin                                                3.19%


(1) Average yields earned and rates paid are annualized.
(2) Average balances and yields for securities available for sale are based on amortized cost.



                 BERKSHIRE HILLS BANCORP, INC. AND SUBSIDIARIES
                AVERAGE BALANCE, INTEREST AND YIELD/RATE ANALYSIS

                                                                   Unaudited
                                                                Quarters Ended

                                                     March 31, 2004
                                      --------------------------------------
                                         Average                   Yield/
                                         Balance    Interest      Rate (1)
----------------------------------------------------------------------------
                                                   (In thousands)
Earning assets:
Short-term investments                  $     6,307    $      16     1.01%
Securities (2)                              388,145        4,060     4.18%
Federal Home Loan Bank                       13,846          175     5.06%
Loans:
  Residential mortgage                      232,001        2,986     5.15%
  Commercial real estate                    219,991        3,225     5.86%
  Commercial                                163,236        2,226     5.45%
  Indirect auto loans                        99,754        1,610     6.46%
  Other consumer                             57,775          692     4.79%
                                        -----------    ---------
    Total loans                             772,757       10,739     5.56%
                                        -----------    ---------
    Total earning assets                  1,181,055    $  14,990     5.08%
                                                       =========
Other assets                                 69,308
                                        -----------
    Total assets                        $ 1,250,363
                                        -----------
Funding liabilities:
Deposits:
  Non-interest-bearing deposits         $    97,964
  Savings, NOW and money market             427,388          855     0.80%
                                        -----------    ---------
    Total core deposits                     525,352          855     0.65%
    Certificates of deposits                318,555        2,233     2.80%
                                        -----------    ---------
    Total deposits                          843,907        3,088     1.46%
                                        -----------    ---------
Borrowings:
  Federal Home Loan Bank advances           274,054        1,740     2.54%
                                        -----------    ---------
    Total funding liabilities             1,117,961    $   4,828     1.73%
                                                       =========
Other liabilities                             5,229
                                        -----------
    Total liabilities                     1,123,190
Minority Interest                             2,130
Stockholders' Equity                        125,043
                                        -----------
    Total liabilities and  equity       $ 1,250,363
                                        -----------
Net interest income/spread                             $  10,162     3.35%
                                                       ---------
Net interest margin                                                  3.44%


(1) Average yields earned and rates paid are annualized.
(2) Average balances and yields for securities available for sale are based on amortized cost.


                 BERKSHIRE HILLS BANCORP, INC. AND SUBSIDIARIES
                AVERAGE BALANCE, INTEREST AND YIELD/RATE ANALYSIS


                                                     Unaudited
                                                   Quarters Ended
                                                  December 31, 2003
                                      --------------------------------------
                                         Average                   Yield/
                                         Balance     Interest     Rate (1)
----------------------------------------------------------------------------
                                                     (In thousands)
Earning assets:
Short-term investments                  $    2,853   $        6     0.84%
Securities (2)                             314,070        2,905     3.70%
Federal Home Loan Bank                      12,166           65     2.14%
Loans:
  Residential mortgage                     287,518        3,793     5.28%
  Commercial real estate                   193,728        2,969     6.13%
  Commercial                               167,427        2,312     5.52%
  Indirect auto loans                      103,821        1,665     6.41%
  Other consumer                            57,013          695     4.88%
                                        ----------   ----------
    Total loans                            809,507       11,434     5.65%
                                        ----------   ----------
    Total earning assets                 1,138,596   $   14,410     5.06%
                                                     ==========
Other assets                                69,076
                                        ----------
    Total assets                        $1,207,672
                                        ----------
Funding liabilities:
Deposits:
  Non-interest-bearing deposits         $   98,392
  Savings, NOW and money market            415,486          814     0.78%
                                        ----------   ----------
    Total core deposits                    513,878          814     0.63%
    Certificates of deposits               321,732        2,334     2.90%
                                        ----------   ----------
    Total deposits                         835,610        3,148     1.51%
                                        ----------   ----------
Borrowings:
  Federal Home Loan Bank advances          236,534        1,518     2.57%
                                        ----------   ----------
    Total funding liabilities            1,072,144   $    4,666     1.74%
                                                     ==========
Other liabilities                           11,249
                                        ----------
    Total liabilities                    1,083,393
Minority Interest                            2,261
Stockholders' Equity                       122,018
                                        ----------
    Total liabilities and  equity       $1,207,672
                                        ----------
Net interest income/spread                           $    9,744     3.32%
                                                     ----------
Net interest margin                                                 3.42%


(1) Average yields earned and rates paid are annualized.
(2) Average balances and yields for securities available for sale are based on amortized cost.


                 BERKSHIRE HILLS BANCORP, INC. AND SUBSIDIARIES
                AVERAGE BALANCE, INTEREST AND YIELD/RATE ANALYSIS

                                                         Unaudited
                                                       Quarters Ended
                                                       June 30, 2003
                                      -----------------------------------------
                                             Average                   Yield/
                                             Balance     Interest     Rate (1)
-------------------------------------------------------------------------------
                                                (In thousands)
Earning assets:
Short-term investments                   $     2,834     $     14     1.98%
Securities (2)                               186,975        1,705     3.65%
Federal Home Loan Bank                         7,496           60     3.20%
Loans:
  Residential mortgage                       324,366        4,564     5.63%
  Commercial real estate                     164,997        2,627     6.37%
  Commercial                                 171,007        2,474     5.79%
  Indirect auto loans                         93,772        1,836     7.83%
  Other consumer                              60,316          859     5.70%
                                        -------------  -----------
    Total loans                              814,458       12,360     6.07%
                                        -------------  -----------
    Total earning assets                   1,011,763     $ 14,139     5.59%
                                                       ===========
Other assets                                  60,165
                                        -------------
    Total assets                         $ 1,071,928
                                        -------------
Funding liabilities:
Deposits:
  Non-interest-bearing deposits          $    86,299            -
  Savings, NOW and money market              385,992          964     1.00%
                                        -------------  -----------
    Total core deposits                      472,291          964     0.82%
    Certificates of deposits                 332,879        2,649     3.18%
                                        -------------  -----------
    Total deposits                           805,170        3,613     1.79%
                                        -------------  -----------
Borrowings:
  Federal Home Loan Bank advances            136,685        1,093     3.20%
                                        -------------  -----------
    Total funding liabilities                941,855     $  4,706     2.00%
                                                       ===========
Other liabilities                              8,376
                                        -------------
    Total liabilities                        950,231
Minority Interest                              2,339
Stockholders' Equity                         119,358
                                        -------------
    Total liabilities and  equity        $ 1,071,928
                                        -------------
Net interest income/spread                               $  9,433     3.59%
                                                       -----------
Net interest margin                                                   3.73%


(1) Average yields earned and rates paid are annualized.
(2) Average balances and yields for securities available for sale are based on amortized cost.